CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICERS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

Exhibit 32
                           CERTIFICATIONS PURSUANT TO

                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

                            (18 U.S.C. SECTION 1350)

In connection with the Annual Report of NANNACO, Inc., a Texas corporation (the "Company"), on Form 10-KSB for the year ended September 30, 2003, as filed with the Securities and Exchange Commission (the "Report"), Andrew DeVries, Principal Executive and Principal Financial Officer of the Company, does hereby certify, pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. ss. 1350), that to their knowledge:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/ Andrew DeVries
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Andrew DeVries
Principal Executive Officer
February 6, 2004


/s/ Andrew DeVries
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Andrew DeVries
Principal Financial Officer
February 6, 2004

[A signed original of this written statement required by Section 906 has been provided to NANNACO, Inc. and will be retained by NANNACO, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.]